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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   MAY 8, 2001


                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)


          MASSACHUSETTS                  0-14680               06-1047163
 (State or other jurisdiction of     (Commission file        (IRS employer
  incorporation or organization)         number)         identification number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (617) 252-7500

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ITEM 5. OTHER EVENTS

       On May 8, 2001, Genzyme sold $500 million in aggregate principal amount of 3% convertible subordinated notes due May 15, 2021 (the "Notes") in a private placement. Genzyme also granted the initial purchasers in this offering a 30-day option to purchase an additional $75 million principal amount of Notes, which was exercised for the entire $75 million principal amount on May 10, 2001. The Notes, subject to certain conditions, are convertible into Genzyme General Division common stock at an initial conversion price of $140.60 per share and are first callable on May 20, 2004. Genzyme General expects to use the proceeds from the sale of the Notes for working capital and general corporate purposes. The preceding description of the Notes is qualified in its entirety by reference to the copy of the Indenture dated as of May 8, 2001 pursuant to which the Notes were issued, which is filed as Exhibit 4.1 to this Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits:

       4.1 Indenture, dated as of May 8, 2001, between Genzyme and State Street Bank and Trust Company, as Trustee, including the form of note. Filed herewith.

       4.2 Registration Rights Agreement, dated as of May 3, 2001, among Genzyme, Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Salomon Smith Barney Inc. Filed herewith.

       99.1    Press release dated May 3, 2001. Filed herewith.

       99.2    Press release dated May 2, 2001. Filed herewith.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GENZYME CORPORATION


Dated: May 11, 2001                     By: /s/ Michael Wyzga
                                            ------------------------------------
                                            Michael Wyzga, Senior Vice President
                                            and Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT
   NO.      DESCRIPTION
-------     -----------
   4.1      Indenture, dated as of May 8, 2001, between Genzyme and State Street
            Bank and Trust Company, as Trustee, including the form of note.
            Filed herewith.

   4.2 Registration Rights Agreement, dated as of May 3, 2001, among Genzyme, Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Salomon Smith Barney Inc. Filed herewith.

  99.1      Press release dated May 3, 2001. Filed herewith.

  99.2      Press release dated May 2, 2001. Filed herewith.